Exhibit 5




                                 Jenkens & Gilchrist Parker Chapin LLP

                                          THE CHRYSLER BUILDING                     AUSTIN, TEXAS
                                           405 LEXINGTON AVENUE                    (512) 499-3800
                                         NEW YORK, NEW YORK 10174
                                                                                  CHICAGO, ILLINOIS
                                                                                   (312) 425-3900

                                              (212) 704-6000                       DALLAS, TEXAS
                                         FACSIMILE (212) 704-6288                  (214) 855-4500

                                                                                  HOUSTON, TEXAS
[IF REQUIRED INSERT ATTY NAME]               www.jenkens.com                      (713) 951-3300
    (212) 704-EXT
ATTY NAME@jenkens.com                                                          LOS ANGELES, CALIFORNIA
                                                                                   (310) 820-8800

                                                                                  SAN ANTONIO, TEXAS
                                                                                   (210) 246-5000

                                                                                  WASHINGTON, D.C.
                                                                                   (202) 326-1500
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                                November 12, 2004

TII Network Technologies, Inc.
1385 Akron Street
Copiague, New York 11726

      Re:    TII Network Technologies, Inc.

Dear Sir or Madam:

         We have acted as counsel to TII Network Technologies, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form
S-8 (the "Registration  Statement") being filed with the Securities and Exchange
Commission under the Securities Act of 1933, as amended (the "Act"), covering an aggregate of 500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), upon the exercise of options which have been, or may from time to time be, granted by the Company to non-employee directors of the Company under the Company's 2003 Non-Employee Director Stock Option Plan (the
"Plan"), and such additional indeterminate number of shares of Common Stock as may be issued under the anti-dilution provisions of the Plan.

         In rendering the opinions expressed below, we have examined the Restated Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, and minutes of the corporate proceedings of the Company relating to the Plan. In addition, we have examined and relied upon such other matters of law, certificates and examinations of public officials as we have deemed relevant to the rendering of this opinion. We have not examined each option contract in respect of options granted under the Plan. We have, however, examined the form of option contract which the Company has advised us is the form of option contract used by it under the Plan. We have also been informed by the Company that each option contract between the Company and option holders under the Plan is substantially in the form of the option contract we have examined. In all of our examinations, we have assumed


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                     Jenkens & Gilchrist Parker Chapin LLP


TII Network Technologies, Inc.
November 12, 2004
Page 2


the accuracy of all information furnished to us and the genuineness of all documents and the conformity to originals of all documents submitted to us as certified, conformed, facsimile or photostatic copies thereof, as well as the genuineness of all signatures on all such documents.

         Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

         Finally,  we are counsel  admitted to practice only in the State of New
York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the General Corporation Law of the State of Delaware and the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the shares of the Company's Common Stock to be issued pursuant to the exercise of options granted or to be granted under the Plan will be, when issued pursuant to the provisions of the Plan, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Company's Registration Statement with respect to the Plan. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

                                       Very truly yours,

                                       /s/ Jenkens & Gilchrist Parker Chapin LLP

                                       JENKENS & GILCHRIST PARKER CHAPIN LLP